Exhibit 99.1

SUMMARY

Except as otherwise indicated or required by the context, all references to the “Company,” “we,” “us” or “our” relate to Stronghold Digital Mining, Inc. (“Stronghold Inc.”) and its consolidated subsidiaries following the reorganization of the Company effected on April 1, 2021. References to “Q Power” refer to Q Power LLC, which prior to the reorganization (i) was the sole regarded owner of Stronghold Digital Mining LLC (f/k/a Stronghold Power LLC) and (ii) indirectly held 70% of the limited partner interests and 100% of the general partner interests in Scrubgrass Reclamation Company, L.P. (f/k/a Scrubgrass Generating Company, L.P.).

Overview

We are a vertically integrated crypto asset mining company currently focused on mining Bitcoin. We wholly own and operate two low-cost, environmentally-beneficial coal refuse power generation facilities that we have upgraded: (i) our first reclamation facility located on a 650-acre site in Scrubgrass Township, Venango County, Pennsylvania, which we acquired the remaining interest of in April 2021 and has the capacity to generate approximately 83.5 megawatts (“MW”) of electricity and (ii) a facility located near Nesquehoning, Pennsylvania, which we acquired in November 2021 and which has the capacity to generate approximately 80 MW of electricity, each of which is as an Alternative Energy System because coal refuse is classified under Pennsylvania law as a Tier II Alternative Energy Source (large-scale hydropower is also classified in this tier). We are committed to generating our energy and managing our assets sustainably, and we believe that we are one of the first vertically integrated crypto asset mining companies with a focus on environmentally beneficial operations. We believe that our integrated model of owning our own power plants and Bitcoin mining data center operations helps us to produce Bitcoin at a cost that we believe is attractive versus the price of Bitcoin, and generally below the prevailing market price of power that many of our peers must pay and may have to pay in the future during periods of uncertain or elevated power pricing. Due to the environmental benefit resulting from the remediation of the sites from which the waste coal utilized by our two power generation facilities is removed, we also qualify for Tier II renewable energy tax credits (“RECs”) in Pennsylvania. These RECs are currently valued at approximately $17.00 per megawatt hour and help reduce our net cost of power. We believe that our ability to utilize RECs in reducing our net cost of power further differentiates us from our public company peers that purchase power from third party sources or import power from the grid and that do not have access to RECs or other similar tax credits. Should power prices weaken to a level that is below the Company’s cost to produce power, we have the ability to purchase power from the PJM grid to ensure that we are producing Bitcoin at the lowest possible cost. Conversely, we are able to sell power to the PJM grid instead of using the power to produce Bitcoin, as we have recently done, on an opportunistic basis, when power prices exceed the price of Bitcoin.

We expect that our net cost of power will be approximately $45.00 to $50.00 per megawatt-hour (“MWh”) in the first quarter of 2023 and thereafter, taking into account RECs and waste coal tax credits that we receive. This $45.00 to $50.00 per MWh corresponds to approximately $10,000 to $12,000 per Bitcoin equivalent with modern miners and assuming a network hash rate of approximately 250 exahash per second. We believe this cost to mine is attractive versus the price of Bitcoin and generally below the prevailing market price of power that many of our peers, who do not generate power but must purchase it, must pay. For reference, per Bloomberg, as of December 21, 2022, average 2023 futures grid prices for six major pricing points (Electric Reliability Council of Texas (“ERCOT”) North, ERCOT West, Midcontinent Independent System Operator (“MISO”) Illinois, MISO Indiana, PJM East, and PJM West) range from approximately $50.00 to $65.00 per MWh, with an average of approximately $58.00 per MWh, to which our expected cost of approximately $45.00 to $50.00 per MWh compares favorably.

In addition, we operate as a market participant through PJM Interconnection, a Regional Transmission Organization (“RTO”) that coordinates the movement of wholesale electricity. Our ability to sell energy in the wholesale generation market in the PJM RTO provides us with an additional source of revenue. We also believe that owning our own power source makes us a more attractive partner to crypto asset mining equipment purveyors. We intend to leverage these competitive advantages to continue to grow our business through the opportunistic acquisition of additional power generating assets and miners.

Recent Developments

Nasdaq Continued Listing Deficiency

As disclosed in our Form 8-K filing on December 6, 2022, on November 30, 2022, we received a written notification from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s Class A common stock, for the last 30 consecutive business days, the Class A common stock did not meet the minimum bid price of $1.00 per share required by Nasdaq Listing Rule 5450(a)(1), initiating an automatic 180 calendar-day grace period for the Company to regain compliance. Pursuant to the Nasdaq Listing Rule 5810(c)(3)(A), the Company has been granted a 180 calendar day compliance period, or until May 29, 2023, to regain compliance with the minimum bid price requirement. During the compliance period, the Company’s shares of Class A common stock will continue to be listed and traded on the Nasdaq Global Market. The Company will regain compliance with the minimum bid price requirement if at any time before May 29, 2023, the bid price for the Company’s Class A common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days.

If the Company does not regain compliance within the allotted compliance period, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s shares of Class A common stock will be subject to delisting. At such time, the Company may appeal the delisting determination to a hearings panel. The Company intends to continue to monitor the bid price levels for the Common Stock and will consider appropriate alternatives to achieve compliance within the initial 180 calendar-day compliance period, including, among other things, a potential reverse stock split. There can be no assurance, however, that the Company will be able to do so.

General Digital Asset Market Conditions

The prices of cryptocurrencies, including Bitcoin, have experienced substantial volatility. For example, the price of Bitcoin ranged from a low of approximately $30,000 to a high of approximately $68,000 during 2021, and has ranged from approximately $15,000 to approximately $50,000 year-to-date as of December 15, 2022. During 2022, a number of companies in the crypto assets industry have declared bankruptcy, including Core Scientific, Celsius Network (“Celsius”), Voyager Digital Ltd., Three Arrows Capital, BlockFi, and FTX Trading Ltd. (“FTX”). Such bankruptcies have contributed, at least in part, to further price decreases in Bitcoin, a loss of confidence in the participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly.

We safeguard and keep private our digital assets, including the Bitcoin that we mine, by utilizing storage solutions provided by Anchorage Digital Bank (“Anchorage”), which requires multi-factor authentication. While we are confident in the security of our digital assets held by Anchorage, given the broader market conditions, there can be no assurance that other crypto asset market participants, including Anchorage as our custodian, will not ultimately be impacted. Further, given the current conditions in the digital assets ecosystem, we are liquidating our mined Bitcoin often, and at multiple points every week through Anchorage. We continue to monitor the digital assets industry as a whole, although it is not possible at this time to predict all of the risks stemming from these events that may result to us, our service providers, our counterparties, and the broader industry as a whole. See “—Crypto Asset Mining Related Risks— Our crypto assets may be subject to loss, damage, theft or restriction on access” for additional information.

RISK FACTORS

Risks Related to Our Indebtedness and Liquidity

We may be unable to raise additional capital needed to grow our business.

We have operated and expect to continue to operate at a loss as we continue to establish our business model and if Bitcoin prices continue to be low or decline further. In addition, we expect to need to raise additional capital to expand our operations, pursue our growth strategies and to respond to competitive pressures or working capital requirements. We may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could impair our growth and adversely affect our existing operations. The global economy, including credit and financial markets, has recently experienced extreme volatility and disruptions, including diminished credit availability, rising interest and inflation rates, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. Such macroeconomic conditions could also make it more difficult for us to incur additional debt or obtain equity financing. Further, the crypto assets industry has been negatively impacted by recent event such as the bankruptcies of Core Scientific, Celsius, Voyager Digital Ltd., Three Arrows Capital and FTX. In response to these events, the digital asset markets, including the market for bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in bitcoin. In light of conditions impacting our industry, it may be more difficult for us to obtain equity or debt financing in the future.

If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per share value of our Class A common stock could decline. Furthermore, if we engage in additional debt financing, the holders of debt likely would have priority over the holders of our Class A common stock on order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness, take other actions including accepting terms that require us to maintain specified liquidity or other ratios that could otherwise not be in the interests of our stockholders.

Crypto Asset Mining Related Risks

Our future success will depend upon the value of Bitcoin and other crypto assets; the value of Bitcoin may be subject to pricing risk and has historically been subject to wide swings.

Our operating results will depend on the value of Bitcoin because it is the only crypto asset we currently mine. Specifically, our revenues from our Bitcoin mining operations are based on two factors: (1) the number of Bitcoin rewards we successfully mine and (2) the value of Bitcoin. In addition, our operating results are directly impacted by changes in the value of Bitcoin, because under the value measurement model, both realized and unrealized changes will be reflected in our statement of operations (i.e., we will be marking Bitcoin to fair value each quarter). This means that our operating results will be subject to swings based upon increases or decreases in the value of Bitcoin. Further, our current miners are principally utilized for mining Bitcoin and do not generally mine other crypto assets, such as Ether, that are not mined utilizing the “SHA-256 algorithm.” If other crypto assets were to achieve acceptance at the expense of Bitcoin causing the value of Bitcoin to decline, or if Bitcoin were to switch its proof of work encryption algorithm from SHA-256 to another algorithm for which our miners are not specialized, or the value of Bitcoin were to continue to be low or decline further, particularly if such decline were significant or over an extended period of time, our operating results would be adversely affected, and there could be a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations, and harm investors. Further, because we do not currently hedge our investment in Bitcoin and do not intend to for the foreseeable future, we are directly exposed to Bitcoin’s price volatility and surrounding risks.

The market price of Bitcoin has historically and recently been volatile. For example, since our initial public offering, the price of Bitcoin has dropped over 70%, resulting in an adverse effect on our results of operations, liquidity and strategy. The market price of Bitcoin is impacted by a variety of factors (including those discussed herein), and is determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. As further described herein, the crypto assets industry has been negatively impacted by recent events. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of Bitcoin, or our share price, inflating and making their market prices more volatile or creating “bubble” type risks for both Bitcoin and shares of our securities. Although only a small portion representing under 10% of our power production is currently supplied to customers under hosting arrangements, depressed value for Bitcoin could further lead to less demand for our hosting services. While we believe we could instead divert such power and sell back to the grid, there is no guarantee that we will be able to recover the same amount of revenue as we would have expected under any hosting arrangements. Further, volatility in crypto asset pricing could lead to other impacts such as increased risks of legal proceedings or governmental scrutiny of us and our affiliates, customers, suppliers, and partners, either in the United States or in other jurisdictions. Continued fluctuations and volatility in the crypto asset industry could adversely affect an investment in our securities.

Our crypto assets may be subject to loss, damage, theft or restriction on access. Further, digital asset exchanges on which crypto assets trade are relatively new and largely unregulated, and thus may be exposed to fraud and failure. Incorrect or fraudulent cryptocurrency transactions may be irreversible.

There is a risk that part or all of our crypto assets could be lost, stolen or destroyed. Crypto assets are stored in crypto asset sites commonly referred to as “wallets” which may be accessed to exchange a holder’s crypto assets. Access to our Bitcoin assets could also be restricted by cybercrime (such as a denial of service attack) against a service at which we maintain a hosted wallet. We believe that our crypto assets will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal our crypto assets. Hackers or malicious actors may attempt to steal Bitcoins, such as by attacking the Bitcoin network source code, exchange miners, third-party platforms, storage locations or software, our general computer systems or networks, or by other means. We cannot guarantee that we will prevent loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to our crypto assets could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack).

It is possible that, through computer or human error, theft or criminal action, our crypto assets could be transferred in incorrect amounts or to unauthorized third parties or accounts. In general, Bitcoin transactions are irrevocable, and stolen or incorrectly transferred cryptocurrencies may be irretrievable, and we may have extremely limited or no effective means of recovering such Bitcoins.

Further, digital asset exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated. Many digital exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading. During 2022, a number of companies in the crypto industry have declared bankruptcy, including Core Scientific, Celsius, Voyager Digital Ltd., Three Arrows Capital, BlockFi, and FTX. In June 2022, Celsius began pausing all withdrawals and transfers between accounts on its platform, and in July 2022, it filed for Chapter 11 bankruptcy protection. Further, in November 2022, FTX, one of the major cryptocurrency exchanges, also filed for Chapter 11 bankruptcy. Such bankruptcies have contributed, at least in part, to further price decreases in Bitcoin, a loss of confidence in the participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly, and other participants and entities in the digital asset industry have been, and may continue to be, negatively affected. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity.

We have not been directly impacted by any of the recent bankruptcies in the crypto asset space, as we have no contractual privity or relationship to the relevant parties. However, we are dependent on the overall crypto assets industry, and such recent events have contribute, at least in part, to our and our peers stock price as well as the price of Bitcoin. If the liquidity of the digital assets markets continues to be negatively impacted, digital asset prices (including the price of bitcoin) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in us.

We safeguard and keep private our digital assets, including the Bitcoin that we mine, by utilizing storage solutions provided by Anchorage, which requires multi-factor authentication. While we are confident in the security of our digital assets held by Anchorage, given the broader market conditions, there can be no assurance that other crypto asset market participants, including Anchorage as our custodian, will not ultimately be impacted by recent market events. Further, given the current conditions in the digital assets ecosystem, we are liquidating our mined Bitcoin often, and at multiple points every week through Anchorage. If Anchorage were to limit or halt services, we would need to find another custodian. While we have not been directly impacted by any of the recent bankruptcies in the crypto asset space as we had no contractual privity or relationship to the relevant parties, we are dependent on the overall industry perception tied to these recent bankruptcy events, and this is reflected in our and our peers stock price as well as the price of Bitcoin. Further, we have the ability to sell power and are not wholly reliant on the crypto asset space, We continue to monitor the digital assets industry as a whole, although these events are continuing to develop and it is not possible at this time to predict all of the risks stemming from these events that may result to us, our service providers, including custodians and wallets, our counterparties, and the broader industry as a whole.

Any of these events may adversely affect our operations and results of operations and, consequently, an investment in us.

If our current, or any of our future, custodians file for bankruptcy, crypto assets held in their custody could be determined to be property of a bankruptcy estate and we could be considered a general unsecured creditor thereof.

The treatment of bitcoins and other crypto assets held by custodians that file for bankruptcy protection is uncharted territory in U.S. Bankruptcy law. We cannot say with certainty whether bitcoins and other crypto assets held in custody by a bankrupt custodian would be treated as property of a bankruptcy estate and, accordingly, whether the owner of that bitcoin would be treated as a general unsecured creditor.

Governmental actions may have a materially adverse effect on the crypto asset mining industry as a whole, which would have an adverse effect on our business and results of operations.

China has historically been the world’s largest producer of Bitcoin and has housed the large majority of the world’s crypto asset mining power (some observers estimate that China produced as high as 80% of the world’s crypto asset mining power at certain points in time). In May 2021, the Chinese government called for a crackdown on Bitcoin mining and trading. In September 2021, Chinese regulators instituted a blanket ban on all crypto mining and transactions, including overseas crypto exchange services taking place in China, effectively making all crypto-related activities illegal in China. In January 2022, the Central Bank of Russia called for a ban on cryptocurrency activities ranging from mining to trading. We cannot quantify the effects of this regulatory action on our industry as a whole. If further regulation follows, it is possible that our industry may not be able to cope with the sudden and extreme loss of mining power.

On March 8, 2022, President Biden announced an executive order on cryptocurrencies which seeks to establish a unified federal regulatory regime for cryptocurrencies. Because we are unable to influence or predict future regulatory actions taken by governments in China, the United States, or elsewhere, we may have little opportunity or ability to respond to rapidly evolving regulatory positions which may have a materially adverse effect on our industry and, therefore, our business and results of operations. On November 23, 2022, the governor of New York signed into law a two year moratorium on new or renewed permits for certain electricity-generating facilities that use fossil fuel and provide energy for proof-of-work digital asset mining operations. While this action does not directly impact our current operations, as our power generation plans are exclusively located in Pennsylvania, it may be the beginning of a new wave of climate change regulations aimed at preventing or reducing the growth of Bitcoin mining in jurisdictions in the United States, including potentially jurisdictions in which we now operate or may in the future operate. The above-described developments could also demonstrate the beginning of a regional or global regulatory trend in response to environmental and energy preservation or other concerns surrounding crypto assets, and similar action in a jurisdiction in which we operate or in general could have a devastating effect on our operations. If further regulation follows, it is possible that the Bitcoin mining industry may not be able to adjust to a sudden and dramatic overhaul to our ability to deploy energy towards the operation of mining equipment. We are not currently aware of any legislation in Pennsylvania being a near-term possibility. If further regulatory action is taken by various governmental entities, our business may suffer and investors in our securities may lose part or all of their investment.

The loss or destruction of private keys required to access any crypto assets held in custody for our own account may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any crypto assets, it could cause regulatory scrutiny, reputational harm, and other losses.

Crypto assets are generally controllable only by the possessor of the unique private key relating to the digital wallet in which the crypto assets are held. While blockchain protocols typically require public addresses to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the crypto assets held in such a wallet. To the extent that any of the private keys relating to our hot wallet or cold storage containing crypto assets held for our own account is lost, destroyed, or otherwise compromised or unavailable, and no backup of the private key is accessible, we will be unable to access the crypto assets held in the related wallet. Further, we cannot provide assurance that our wallet will not be hacked or compromised. Digital assets and blockchain technologies have been, and may in the future be, subject to security breaches, hacking, or other malicious activities. Any loss of private keys relating to, or hack or other compromise of, digital wallets used to store our crypto assets could adversely affect our ability to access or sell our crypto assets, and subject us to significant financial losses. As such, any loss of private keys due to a hack, employee or service provider misconduct or error, or other compromise by third parties could hurt our brand and reputation, result in significant losses, and adversely impact our business. The total value of crypto assets in our possession and control is significantly greater than the total value of insurance coverage that would compensate us in the event of theft or other loss of funds. Further, while we do not currently hold any crypto assets for our customers (including hosting customers), as all mined crypto assets go directly to their accounts, we have held crypto assets for customers in the past and may resume such practices in the future. There are a number of risks associated with such practice, particularly in light of recent events affecting the broader digital assets market, and management will evaluate such risks prior to resuming such practices in the future, if at all.

Risks Related to our Class A Common Stock

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our common stock.

Our Class A common stock is currently listed on the Nasdaq Global Market. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

As disclosed in our Form 8-K filing on December 6, 2022, on November 30, 2022, we received a written notification from Nasdaq notifying us that, based upon the closing bid price of our Class A common stock, for the last 30 consecutive business days, our Class A common stock did not meet the minimum bid price of $1.00 per share required by Nasdaq Listing Rule 5450(a)(1). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have an automatic 180 calendar-day grace period, or until May 29, 2023, to regain compliance with the minimum bid price requirement. During the compliance period, shares of our Class A common stock will continue to be listed and traded on the Nasdaq Global Market. If we do not regain compliance during the compliance period, we may be afforded a second 180 calendar day period to regain compliance if, among other things, we meet certain listing requirements of, and elect to transfer to, the Nasdaq Capital Market. We will regain compliance with the minimum bid price requirement if at any time before May 29, 2023, the bid price for our Class A common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days. See “Recent Developments” for additional information regarding the noncompliance letter.

We intend to monitor the closing bid price of our Class A common stock and assess potential actions, including effecting a reverse stock split, to regain compliance, but there is no assurance that we will be able to regain compliance, including under the specified grace period or any extensions thereof. Even if we were to regain compliance with the deficiency noted above, we may, again, in the future fall out of compliance with such standards. A delisting of our Class A common stock could have an adverse effect on the market price of, and the efficiency of the trading market for, such common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, having been delisted or being subject to delisting proceedings could have an adverse effect on our ability to raise capital in the public or private markets. See “—Risks Related to Our Indebtedness and Liquidity—We may be unable to raise additional capital needed to grow our business” and “—Crypto Asset Mining Related Risks—Our future success will depend upon the value of Bitcoin and other crypto assets; the value of Bitcoin may be subject to pricing risk and has historically been subject to wide swings” for additional information.